Exhibit 10.17

December 23, 2020

Re:    Amendment to Transition Letter Agreement

Dear Shih-Fong,

This letter agreement is intended to memorialize our discussions regarding the amendment of that certain Transition Letter Agreement (the “Agreement”), dated October 14, 2020, by and between you, Excelerate US, Inc., and Excelerate, L.P. (“Excelerate”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Agreement.

Excelerate hereby notifies you that it has elected to purchase your remaining 802,634 of your Vested Incentive Units at a purchase price equal to $1.43 per Unit, for a total aggregate purchase price of $1,147,766.62.

Thank you for your cooperation and continued dedication to the Company.

Sincerely,

/s/ Jill Ramsey
JILL RAMSEY
CHIEF EXECUTIVE OFFICER

Agreed and Accepted:

/s/ Shih-Fong Wang
Shih-Fong Wang

December 25, 2020
Date

For the purposes of clarity, Excelerate us, Inc., rebranded and officially adopted a name change as of February 1, 2021. The document and all references to either Excelerate US, Inc, and/or the “company” shall equally apply to the successor entity “a.k.a Brands, Inc.”